                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------

                               CONTOUR ENERGY CO.


                                    CONSENT


            The Board of Directors of Contour Energy Co. is soliciting the consents of holders of Contour's $2.625 Convertible Exchangeable Preferred Stock to the adoption of an amendment to Contour's Certificate of Incorporation that would reclassify each share of the $2.625 Convertible Exchangeable Preferred Stock into three shares of Contour's common stock and one share of Contour's $7.25 Redeemable Cash Equivalent Preferred Stock, as described in the accompanying Prospectus, Consent Solicitation Statement and Information Statement. TO CONSENT TO THE AMENDMENT, PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CONSENT AND RETURN IT TO THE SOLICITATION AGENT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            I/we, being a holder of Contour Energy Co.'s $2.625
       Convertible Exchangeable Preferred Stock, consent to the adoption of the following resolution:


            RESOLVED, that the amendment to Article 4 of Contour's Certificate of Incorporation set forth in Appendix A to Contour's Prospectus, Consent Solicitation and Information Statement dated October 23, 2001 is hereby approved.

                                           x
                                           ------------------------------

                                           x
                                           ------------------------------
                                            Signature of Stockholder(s)

                                            Please sign exactly as your
                                            name appears hereon. Joint
                                            owners must each sign. When
                                            signing as attorney,
                                            executor, administrator,
                                            trustee or guardian, please
                                            give your full title.

       Date:                  , 2001


--------------------------------------------------------------------------------